UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 15, 2006

                          TRACEGUARD TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



           Nevada                    000-50329                  98-0370398
(State or Other Jurisdiction     (Commission File            (I.R.S. Employer
       of Incorporation)              Number)             Identification Number)

             330 Madison Avenue, 9th Floor, New York, New York 10017
                    (Address of principal offices) (zip code)

                                (972) 545 331 221
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On February 15, 2006, TraceGuard Technologies Ltd., a wholly owned subsidiary of TraceGuard Technologies, Inc. (the "Company" or "TraceGuard") entered into a License Agreement (the "Agreement") with Tracetrack Technology Ltd. ("Tracetrack"). Pursuant to the Agreement, the Company, under certain terms and conditions as set forth in exhibit 10.1 annexed hereto, acquired an exclusive, worldwide, perpetual license to the patents and related know-how owned by Tracetrack, which involves technology being developed to be used for the collection of explosive traces. In consideration for the license granted to the Company, Tracetrack will receive royalty payments of 3% of net sales until the earlier of: five years from the first commercial sale of a product, or an aggregate total royalty payment of $2,500,000. This is in addition to a previous payment of $100,000 made as a down payment for the license.

      On February 15, 2006, the Company entered into a Consulting Agreement with M.S. Materials Ltd. to provide the Company with consulting and advisory services, through its employee Dr. Fredy Ornath, to assist in the development, manufacture and production of equipment in the field of homeland security. In consideration for the services to be provided, the Company has agreed to pay the Consultant a monthly fee of $12,000 and has granted M.S. Materials Ltd. the right to receive options to purchase up to an aggregate of 5,100,000 shares of the common stock of the Registrant, upon the Registrant reaching certain milestones.

                             BUSINESS OF TRACEGUARD

Organizational History

      TraceGuard was incorporated in the state of Nevada on March 20, 2002, under the name IBHAS Technologies Inc. ("IBHAS"), for the purpose of developing and marketing an internet based computer software program. On June 29, 2005, a group of individual investors acquired approximately 76.6% of IBHAS's outstanding shares. On August 15, 2005 a letter of intent was signed between IBHAS and Tracetrack regarding the licensing of certain patents owned by Tracetrack. As a result, IBHAS determined to focus its business operations on the development and marketing of products for the homeland security market. Effective September 12, 2005 the Registrant changed its name from IBHAS Technologies Inc. to TraceGuard Technologies, Inc.

Overview of Business

      TraceGuard is a technology development company engaged in the development of explosive trace collection technologies which can increase the accuracy of current explosive detection products and reduce the amount of time required to inspect suspicious luggage and packages. While TraceGuard has not yet begun production and distribution, it intends to utilize its technology to produce explosive trace collection products, which it plans to introduce to the security marketplace through sales, integration with products through original equipment manufacturer licenses and through joint ventures and strategic partnerships with other companies involved in the production of products for the security market.

Features and Benefits of TraceGuard's Products

      TraceGuard utilizes technology that is capable of extracting particle residue from external and internal surfaces of luggage or packages, thereby increasing the ability to detect traces of explosives or potentially other forms of illegal contraband being smuggled. While current chemical analyzers, used to check for explosives at security checkpoints, require an individual to swab the external surfaces of pieces of luggage or packages to gather particles for analysis, the technology being developed by TraceGuard will be capable to automatically gather particles for analysis of inspected items.

      TraceGuard will use the proprietary technology it has licensed from Tracetrack to design a flexible enclosure in which a suspect package or piece of luggage can be placed. Once placed in the enclosure, the flexible material enables decompression and agitation of the air surrounding the package in order to release particles and vapors from the pieces of luggage or packages. This process should provide current chemical analyzers with additional particles to be analyzed, thus expected to provide a more accurate analysis of the contents of the package.

TraceGuard's Products

      The products being developed by TraceGuard are intended to be utilized regardless of the individual operators skill, experience or motivation, and will work independently without the requirement of an individual to swab across a suspicious package. In addition, the following products may be utilized in various settings for the collection of explosive traces, drugs, biological weapons (i.e. anthrax) or even contaminated food and drugs.

CarrySafe

      The initial product which TraceGuard intends to introduce will be called "CarrySafe." CarrySafe is intended to be used at airport gates, at entrances to secured areas and buildings or other similarly restricted locations, for screening of carry-on luggage used by passengers. This product is being designed to be used along with current standard chemical analyzers, which are already being used in airport security systems. Questionable carry-on luggage would be placed inside the CarrySafe chamber in order to be manipulated so that the air particles from the luggage will be released. Once released and collected, the particles would then be analyzed by standard chemical analyzers.

HoldSafe

      TraceGuard is planning on developing an additional product called "HoldSafe". HoldSafe will be designed to be deployed in conjunction with existing X-Ray systems and Computer Tomography (CT) based Explosive Detection Systems, currently being used in luggage screening systems in airports. The HoldSafe is intended for use to screening larger packages and luggage which would normally be checked-in. It will use a similar automated explosive trace collection process as CarrySafe.

CargoSafe

      Similar to TraceGuard's CarrySafe and HoldSafe products, CargoSafe will be designed to deliver a more efficient method of screening air-born cargo. Currently, only a small percentage of air-born cargo delivered is checked for suspicious materials.

Suppliers and Production Process

      TraceGuard's products are currently in the development stage, so it has no contracts or arrangements for the production of its products or for the provision of raw goods and supplies necessary for the manufacture of its products.

Distribution

      TraceGuard does not have any mechanism for the distribution of its products. However, TraceGuard's current strategy is to work closely with regulators responsible for airport security, both in the U.S. and elsewhere in order to develop and tailor its products to meet their specific requirements and needs. In addition, TraceGuard plans on joining with suppliers of other screening equipment and analyzer suppliers, with a view towards incorporating its technology into the products currently being offered by such suppliers.

Intellectual Property

      TraceGuard has obtained an exclusive, worldwide, perpetual license for the following pending patents, which have been filed by Tracetrack in the USA and Western Europe:

      o PCT/IL03/00041, covering the usage of a conformal flexible enclosure coupled with mechanical agitation to enhance the efficiency of collecting traces of substances, therefore increasing the probability of detection of illicit substances when used with suitable chemical analyzers.

      o PCT/IL2004/000011, covering additional aspects of trace collection using the conformal flexible enclosure taking advantage of additional enhancements for increasing the efficiency of trace collection, in view of detection using suitable chemical analyzers.

      In addition, TraceGuard is planning on filing patent applications for additional technologies which it has developed and is planning to develop, in the United States and other countries. These additional technologies pertain to the use of its licensed proprietary technology in conjunction with its future products for the security market.

Competition

      To date, TraceGuard has not commenced commercial production or sale of its products. TraceGuard's future proprietary collection products will be highly specialized and sufficiently novel, so that they are not currently believed by TraceGuard to compete directly with other products. Therefore the selection of TraceGuard's products over alternative methods will be dependent on the acceptance by the security industry. In addition, the Company will be relying on other companies, such as L3, Smith Detection, Thermo or GE, to integrate TraceGuard's technology with the products they currently provide for security screening. The Company will be approaching authorities, such as the U.S. Transportation Security Administration ("TSA"), to include TraceGuard's products in their current procedures when screening packages and luggage.

Government Regulation

      In the U.S., the TSA is responsible for screening all commercial airline passengers and baggage for weapons, explosives, and other hazardous or dangerous items. Senior Homeland Security executives have publicly stated that the top concern of the TSA is to stop explosives at checkpoints in over 450 U.S. commercial airports.

      The TSA has established a framework for assessing all relevant technologies, for certifying products and for awarding contracts. TraceGuard is planning to seek regulatory approval, and is planning on working with the regulators, such as TSA in the U.S. and other government agencies in other jurisdictions, to insure that its products meet their specific requirements.

Employees

      As of February 15, 2006 TraceGuard employs 7 individuals and several consultants. TraceGuard has not experienced any work stoppages and TraceGuard considers relations with its employees to be good. TraceGuard anticipates hiring additional employees as it increases production and distribution of its products.

Description of Property

      TraceGuard's principal office is located at 330 Madison Avenue, 9th floor, New York, NY 10017. This office consists of approximately 100 square feet which is rented on a monthly basis for $2,000.00. In addition, TraceGuard maintains an office at 2011 Crystal Drive, Arlington, VA, which consists of 100 square feet with a monthly rent of $1,000.00. TraceGuard's research and development facility is located at #6 Ravnitzki St., Segula Industrial Park, Petach Tikva 42799, Israel. This facility consists of 6,500 square feet with a monthly rent of $3,400.00.

      The Company believes that these properties are adequate for its current and immediately foreseeable operating needs. The Company does not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

      From time to time, TraceGuard may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. TraceGuard is currently not aware of any such legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

                                  RISK FACTORS

TraceGuard is a Development Stage Company with a Non-Commercialized Technology and Little Experience in the Operation of its Business. There is a Risk that TraceGuard's Business May Fail.

      To date, TraceGuard has been involved primarily in research, testing and product development. TraceGuard has only a limited operating history and no experience in producing and bringing to market its products. TraceGuard may experience in the future many of the problems, delays and expenses encountered by any early stage business, many of which are beyond its control. These problems include, but are not limited to:

      o substantial delays and expenses related to testing, development, and production of TraceGuard's products,

      o unanticipated difficulties relating to the production and marketing of a new product in the marketplace,

      o     competition from larger and more established companies

      o lack of market acceptance of TraceGuard's new products and technologies.

      TraceGuard has only a limited operating history upon which to base any projection of the likelihood it will prove successful, and thus TraceGuard cannot assure that it will achieve profitable operations or even generate any operating revenues.

      In addition, TraceGuard's patent pending licensed technology is a new approach to collecting explosive traces from concealed enclosures such as luggage, cargo and vehicles and the unproven aspects of its technology may never prove commercially viable. There is the potential that TraceGuard may not be able to produce on a sustainable basis. It is also possible that TraceGuard's proposed products will not meet certain regulatory requirements of the US Transportation Security Administration and other government agencies and it may not be able to manufacture or successfully market its proposed products at a reasonable cost.

TraceGuard's Rights to its Explosive Collection Technologies and Proposed Products are Subject to a License Agreement. No Assurance Can Be Given That TraceGuard Will Comply With the Terms of Such Agreement.

      The rights that TraceGuard has to its explosive trace collection technologies and proposed products are derived from the license agreement entered into with Tracetrack. This agreement has terms and conditions that must be met in order for TraceGuard to remain as the exclusive, worldwide licensee of the patent. These terms and conditions relate to yearly sales and to royalty payment obligations. If, for any reason whatsoever, the license agreement was terminated or if TraceGuard were to lose its rights thereunder, TraceGuard would lose all rights it currently has to its explosive trace collection technologies and proposed products. Such a development would have a material adverse effect on TraceGuard's business, financial condition and prospects.

TraceGuard Licenses its Technology From a Third Party and Such Technology May Not be Adequately Protected From Unauthorized Use by Others or Infringement on Other's Proprietary Technologies By TraceGuard, Which Could Increase TraceGuard's Litigation Costs and Delay the Introduction of its Products to the Marketplace.

      TraceGuard licenses its technology from a third party, Tracetrack. The success of TraceGuard will depend in part on the ability to maintain and enforce patent protection for this technology and to preserve its trade secrets, and to operate without infringing upon the proprietary rights of third parties. TraceGuard has obtained an exclusive, worldwide, perpetual license to the patents and related know-how owned by Tracetrack, which involves technology being developed to be used for the collection of explosive traces. There can be no assurance that the patent underlying TraceGuard's license will provide proprietary protection or a competitive advantage to TraceGuard.

      TraceGuard cannot be certain that the creators of Tracetrack's technology were the first inventors of inventions covered by Tracetrack's patents or that they were the first to file. Accordingly, there can be no assurance that patents will be valid or will afford TraceGuard's license protection against competitors with similar technology. The failure to maintain patent protection on the technologies underlying TraceGuard's proposed products may have a material adverse effect on TraceGuard's competitive position and business prospects.

      It is also possible that Tracetrack's technologies may infringe on patents or other rights owned by others. TraceGuard may have to alter its products or processes, pay further licensing fees, defend an infringement action or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to TraceGuard. There can be no assurance that a further license will be available to TraceGuard, if at all, upon terms and conditions acceptable to TraceGuard or that TraceGuard will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that TraceGuard will have sufficient resources to pursue such litigation. If TraceGuard does not obtain a further license under such patents, is found liable for infringement or is not able to have such patents declared invalid, TraceGuard may be liable for significant money damages and may encounter significant delays in bringing products and services to market. There can be no assurance that TraceGuard or Tracetrack has identified United States and foreign patents that pose a risk of infringement.

TraceGuard May Experience Difficulties in the Introduction of Its Products that Could Result in TraceGuard Having to Incur Significant Unexpected Expenses or Delay the Launch of New Products.

      TraceGuard's products have not yet been fully developed or distributed. These development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that they will sustain TraceGuard to achieve profitable operations.

      TraceGuard currently does not have any mechanism for the distribution of its products being developed for the collection of explosive traces. If TraceGuard is unable to obtain or develop a sufficient method for the distribution of its explosive detection products, it will be unable to develop the commercial use of Tracetrack's intellectual property.

TraceGuard May Need to Raise Capital to Fund its Operations, and its Failure to Obtain Funding When Needed may Force TraceGuard to Delay, Reduce or Eliminate its Product Development Efforts.

      If in the future TraceGuard is not capable of generating sufficient revenues from operations and its capital resources are insufficient to meet future requirements, TraceGuard may have to raise funds to continue the development, commercialization, marketing and sale of its licensed technologies.

      TraceGuard cannot be certain that funding will be available on acceptable terms, or at all. To the extent that TraceGuard raises additional funds by issuing equity securities, its stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact TraceGuard's ability to conduct its business. If TraceGuard is unable to raise additional capital if required or on acceptable terms, it may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of its product candidates, restrict its operations or obtain funds by entering into agreements on unattractive terms.

TraceGuard is Dependent Upon Key Personnel.

      TraceGuard's success is heavily dependent on the continued active participation of its current Chairman, Dr. Ehud Ganani, its President & Chief Executive Officer, Mr. Meir Zucker, and its subsidiary's Chief Scientist, Dr. Freddy Ornath. Loss of the services of one or more of these individuals could have a material adverse effect upon TraceGuard's business, financial condition or results of operations. None of these individuals currently have any plans to retire or leave TraceGuard in the near future. TraceGuard does not maintain any key life insurance policies for any of these individuals or other personnel. The loss of any of TraceGuard's senior personnel could significantly impact its business until adequate replacements can be identified and put in place.

There is a Risk that Products Developed by Competitors Will Reduce TraceGuard's Profits or Force It Out of Business.

      TraceGuard may face competition from companies that are developing products similar to those it is developing. The security industry has spawned a large number of efforts to create technologies that help to detect explosives in concealed enclosures such as luggage, cargo and vehicles. These companies may have significantly greater marketing, financial and managerial resources than TraceGuard. TraceGuard cannot assure investors that its competitors will not succeed in developing and distributing products that will render TraceGuard's proposed products obsolete or noncompetitive. Generally, such competition could potentially force TraceGuard out of business.

TraceGuard May Be Subject to Government Approvals and Regulations that Reduce its Ability to Commercialize its Products, Increase TraceGuard's Costs of Operations and Decrease its Ability To Generate Income.

      TraceGuard's ability to develop and commercialize its products is dependent upon approval from certain governmental security organizations, such as the US Transportation Security Agency and the Israeli Security Agency.

      There can be no assurance that TraceGuard will obtain regulatory approvals and certifications for its products. Even if TraceGuard is granted such regulatory approvals and certifications, it may be subject to limitations imposed on the use of its products. In the future, TraceGuard may be required to comply with certain restrictive regulations, or potential future regulations, rules, or directives. TraceGuard cannot guarantee that restrictive regulations will not, in the future, be imposed. Such potential regulatory conditions or compliance with such regulations may increase TraceGuard's cost of operations or decrease its ability to generate income.

TraceGuard May Have Difficulties Managing Growth Which Could Lead to Higher Losses.

      While TraceGuard has not yet achieved any revenues through the production and sale of its products, should certain events occur, it might be in a position to rapidly commercialize its products. Rapid growth would strain TraceGuard's human and capital resources, potentially leading to higher operating losses. TraceGuard's ability to manage operations and control growth will be dependent upon its ability to raise and spend capital to improve its operational, financial and management controls, reporting systems and procedures, and to attract and retain adequate numbers of qualified employees. Should TraceGuard be unable to successfully create improvements to its internal procedures and controls in an efficient and timely manner, management may receive inadequate information necessary to manage TraceGuard's operations, possibly causing additional expenditures and inefficient use of existing human and capital resources.

TraceGuard's Principal Research and Development Facility is Located in Israel, Which Has Historically Experienced Military and Political Unrest.

      TraceGuard's principal Research and Development facility is located in Israel. As a result, TraceGuard is directly influenced by the political, economic and military conditions affecting Israel. Any major hostilities involving Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could significantly harm TraceGuard's business, operating results and financial condition.

      In addition, certain of TraceGuard's officers and employees may be obligated to perform annual reserve duty in the Israel defense forces and are subject to being called up for active military duty at any time. All Israeli male citizens who have served in the army are subject to an obligation to perform reserve duty until they are between 40 and 54 years old, depending upon the nature of their military service.

Because Some of TraceGuard's Officers and Directors are Located in Non-U.S. Jurisdictions, You May Have No Effective Recourse Against the Management for Misconduct and May Not Be Able to Enforce Judgment and Civil Liabilities Against TraceGuard's Officers, Directors, Experts and Agents.

      All of TraceGuard's directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against TraceGuard's officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any U.S. state.

                                   MANAGEMENT

Executive Officers and Directors

      Below are the names and certain information regarding the Company's executive officers and directors.

Name                    Age     Position
--------------------------------------------------------------------------------
Dr. Ehud Ganani         54      Chairman
--------------------------------------------------------------------------------
Meir Zucker             49      President & Chief Executive Officer
--------------------------------------------------------------------------------
Dr. Fredy Ornath        57      Chief Scientist
--------------------------------------------------------------------------------
David Ben-Yair          35      Chief Financial Officer
--------------------------------------------------------------------------------
Gil Perlberg            46      Vice President Product Management & Engineering
--------------------------------------------------------------------------------
Jacob Eluz              49      Director
--------------------------------------------------------------------------------
Jack Hornstein          60      Director
--------------------------------------------------------------------------------

      Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of the Company's directors and executive officers.

Background of Executive Officers and Directors

      Dr. Ehud Ganani, Chairman. Dr. Ganani recently resigned as the Chief Executive Officer of IMI (Israeli Military Industries), after holding this position for 3 years. IMI is an Israeli government owned company, employing over 3,000 people. During these 3 years, he managed a turnaround of the company, increasing sales by 30% to $450 million, doubled sales backlog and improved the company's profitability. Prior to that, Dr. Ganani worked for 28 years with RAFAEL, an Israeli military technology company. During his tenure with RAFAEL, Dr. Ganani assumed positions as Vice President of Marketing & Business Development and as the representative of RAFAEL in Washington, D.C. for 5 years. During his term in Washington, Dr. Ganani oversaw contracts with U.S. Defense contractors and various government agencies. Dr. Ganani completed his MSc and DSc in Chemical Engineering at Washington University in St. Louis, Missouri. Prior to that, Dr. Ganani completed his BSc degree (with honors) in Chemical Engineering at the Technion, a technical university in Israel. Dr. Ganani was also a visiting professor and a research fellow at the University of California at Davis.

      Meir Zucker, President & Chief Executive Officer. Mr. Zucker has over 20 years of experience in sales, marketing, business development and general management. Amongst the companies he has worked for are; Orbotech (Nasdaq:
ORBK), Teradyne (Nasdaq: TER), Verint Systems (Nasdaq: VRNT) where is served as Vice President International Operations and Fundtech (Nasdaq: FNDT) where he served as Senior Vice President International Sales & Marketing. Since September 2000 through November 2001, he was the CEO of Modelity Technologies Ltd. and from November 2001 to present he served as the General Manager of M.S. Savyonim Ltd. Mr. Zucker graduated from Tel Aviv University with a BSc degree in Electrical Engineering. He later received his MBA degree from Massachusetts Institute Technology, in Boston, Massachusetts. Before launching his career in the technology arena, Mr. Zucker graduated as a fighter pilot from the Israeli Air Force Academy. During his military service, he reached the rank of major, after serving 7 years at the Air Force.

      Dr. Fredy Ornath, Chief Scientist. Dr. Ornath career evolves in the fields of welding and materials engineering, failure analysis and inspection. From 1986 until recently, Dr. Ornath has headed Material Systems Limited, a consulting firm whose clients including many of the largest metalworking and construction companies in Israel. During that time he has served on several industry bodies and headed development projects. Between 1981 and 1986 he was with Urdan Industries as Chief Metallurgist and Deputy Director of R&D, specializing in ballistics. Between 1974 and 1981 he served in the Israel Defense Force, becoming Chief Welding Engineer at a military plant responsible for production of the Merkavah Battle Tank. Dr. Ornath obtained his Engineering degree at the Technion Institute of Technology in Israel. He later received, from the same institute his MSc. Degree and PhD in Material Sciences. He as also served as a faculty member.

      David Ben-Yair, Chief Financial Officer. Mr. Ben-Yair was a controller for Talia, a medical devices development & production company located in Lod, Israel from October 2004 to November 2005. Between January 2004 and September 2004, Mr. Ben-Yair was an entrepreneur, developing an exclusive wine trading business. Between February 2002 and December 2003 Mr. Ben-Yair was a Group Controller at Robo Group, an international company traded both at the TASE (Tel-Aviv Stock Exchange) and at NASDAQ (under the symbol ROBO). Prior to that, between November 2000 and February 2002, he served as the CFO at MADACOM, a telecommunication company. Mr. Ben Yair is a Certified Public Accountant (Israel), member of the Israeli Institute of Certified Public Accountants since 2000. He completed his Bachelor degree in Economy & Accounting at Ben-Gurion University in Be'er-Sheba, Israel at 1998. He joined the office of Briteman-Almagor, the Israeli branch of Deloitte & Touche as an interim for two years and served as a senior accountant during the third year. In 2002 he completed his Master degree in Law (L.L.M.) at Bar-Ilan University in Israel. Mr. Ben-Yair served for 3 years in the Israeli Navy on board of a missile craft.

      Gil Perlberg, Vice President of Product Management and Engineering. Mr. Perlberg has over 18 years of experience in high tech equipment and process development and marketing. Prior to joining TraceGuard, Mr. Perlberg worked for Shellcase Ltd., as Vice President of Engineering and R&D and later on as Vice President of IP. Prior to that, from 1990 to 2003 Mr. Perlberg worked at Kulicke and Soffa (Nasdaq: KLIC) for over 12 years in various engineering, R&D and marketing management positions. His last position at Kulicke and Soffa was Director of Product Development and R&D at Micro-Swiss, Israel. From 1999 to 2000, he worked at ASC-Tech80 (Nasdaq: ACSEF) as Vice President of Sales and Marketing. Mr. Perlberg holds a MBA from New York University, M.Sc. degrees in Electrical and Mechanical Engineering from Drexel University in Philadelphia, PA. and a B.Sc. in Mechanical Engineering from the Israel Institute of Technology in Haifa. During his military service, he reached the rank of major, in the IDF armored corps.

      Jacob Eluz, Director. From 2003 to 2005, Mr. Eluz worked as an independent sub-contractor for several companies including among others Broadlight Inc., CivCom Inc., PolyCom Inc, GoNetwork Inc., and Logtel Ltd. During this period he specialized in the design of the 10Gbps high-speed optical communications. From 2000 to 2003, Mr. Eluz worked as a manager for Xlight Photonics Inc., overseeing the optical core of a Tera-bit optical network router. Prior to Joining Xlight Photonics Inc., Mr. Eluz worked for the Jerusalem Design Center Intel Corp, previously owned by Digital Equipment Corp., specializing in high-speed system design for Giga-bits Ethernet home networking cable modem projects. Jacob Eluz received his Bachelor of Science in 1985 in Electrical Engineering at Ben-Gurion University. Mr. Eluz obtained a Master in Business Administration in Finance in 2005 at the Hebrew University in Jerusalem.

      Jack Hornstein, Director. From 1997 until 2004, Mr. Hornstein worked for Bombardier Aerospace Inc., as a Stress Section Chief, supervising a group of stress engineers responsible for all aspects of the structural strength of the Dash 8 aircraft and the preparation of strength certification reports for the Bombardier RJ900 fuselage. Since 2004, Mr. Hornstein's title has been Senior Engineering Specialist mainly providing consulting in aircraft structure stress and design. Mr. Hornstein received a Bachelor of Science in aeronautical sciences from the Engineering Institute Technion, Haifa, Israel, in 1972.

Executive Compensation

      The following table sets forth all compensation paid in respect of the Company's Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                        Annual Compensation
                                        ---------------------------------------------------
                                                                               Other
           Name and                                                           Annual
      Principal Position         Year      Salary ($)     Bonus ($)       Compensation ($)
 -----------------------------  ------  --------------  ------------  ---------------------
 Meir Zucker, President &       2005       -0-            -0-               -0-
      Chief Executive Officer


 Jacob Eluz,                    2005       -0-            -0-               -0-
      Former Chief Executive
      Officer

The Company is in the process of finalizing employment & consulting agreements with all individuals employed by the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      TraceGuard has entered into a License Agreement with Tracetrack, a company in which Dr. Fredy Ornath has an ownership interest, pursuant to which the Company was granted an exclusive, perpetual, world-wide license to certain technologies in exchange for the payment of royalty fees.

      TraceGuard has entered into a Consulting Agreement with M.S. Materials Ltd., a company in which Dr. Fredy Ornath has an ownership interest, pursuant to which Dr. Ornath will provide the Company with consulting services.

      Jack Hornstein is the brother of Dr. Fredy Ornath.

      TraceGuard believes that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. TraceGuard's policy requires that all related parties rescue themselves from negotiating and voting on behalf of it in connection with related party transactions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of February 15, 2006 with respect to the beneficial ownership of the outstanding common stock by
(i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.


                                     Common Stock         Percentage of
Name of Beneficial Owner (1)      Beneficially Owned     Common Stock (2)
------------------------------ ---------------------- ---------------------
Dr. Ehud Ganani                                  -0-                    0%
Meir Zucker                                      -0-                    0%
David Ben-Yair                                   -0-                    0%
------------------------------ ---------------------- ---------------------
Jacob Eluz                                       -0-                    0%
------------------------------ ---------------------- ---------------------
Jack Hornstein                                   -0-                    0%
------------------------------ ---------------------- ---------------------
Gil Perlberg                                     -0-                    0%
------------------------------ ---------------------- ---------------------
Dr. Fredy Ornath                           9,609,990                 42.6%
------------------------------ ---------------------- ---------------------
All officers and directors as a group      9,609,990                 42.6%
(7 persons)
------------------------------ ---------------------- ---------------------

(1) Except as otherwise indicated, the address of each beneficial owner is c/o TraceGuard Technologies, Inc. 330 Madison Avenue, 9th Floor, New York, New York 10017.

(2) Applicable percentage ownership is based on 22,578,860 shares of common stock outstanding as of February 15, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 15, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 15, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

      o No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

                            DESCRIPTION OF SECURITIES

      The Company's authorized capital stock consists of 150,000,000 shares of common stock at a par value of $0.001 per share. As of February 15, 2006, there were 22,578,860 shares of the Company's common stock issued and outstanding that are held by approximately 114 stockholders of record and no shares of preferred stock outstanding.

      Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

       Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

      MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The Company's common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "TCGD.ob." The common stock was initially approved for quotation on March 22, 2005 under the symbol "IBHS.ob," but there was no market for the Company's common stock. The following table sets forth the high and low bid prices of its Common Stock, as reported by the OTCBB for each quarter since September 12, 2005. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.


                                    2005
                          ---------------------
                          High*            Low*
                          ---------------------
     4th Quarter          4.59             0.70

      As of February 15, 2005, there were approximately 114 holders of record of the Company's common stock.

Dividends

      The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended March 31, 2005.


                      EQUITY COMPENSATION PLAN INFORMATION

           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
----------------------------------------------------------------------------------------------------------------
                                               (a)                     (b)                       (c)
----------------------------------------------------------------------------------------------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
----------------------------------------------------------------------------------------------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
----------------------------------------------------------------------------------------------------------------
Total                                          -0-                     -0-                       -0-
----------------------------------------------------------------------------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 2.01 Completion of Acquisition or Disposition of Assets.

      See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a)   Financial statements of business acquired.

      To be filed by amendment no later than 71 calendar days after February 15, 2006.

(b)   Pro forma financial information.

      Not applicable.

(c)   Exhibits

Exhibit
 Number                          Description
-------  -----------------------------------------------------------------------

10.1 License Agreement, dated as of February 15, 2006, by and between TraceGuard Technologies Ltd. and Tracetrack Technology Ltd.

10.2 Consulting Agreement, dated as of February 15, 2006, by and between TraceGuard Technologies Ltd. and M.S. Materials Ltd.

99.1 Press Release, dated February 16, 2006, issued by TraceGuard Technologies, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TRACEGUARD TECHNOLOGIES, INC.


Dated: February 16, 2006           By:  /s/ Meir Zucker
                                       ----------------------------------------
                                   Name:    Meir Zucker
                                   Title:   President & Chief Executive Officer